Offering Statement for
VolAero UAV & Drones Holdings Corp. (“VolAero”)

This document is generated by a website that is operated by NetCapital Systems, LLC ("Netcapital"), which is not a registered broker-dealer. Netcapital does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities listed here are being offered by, and all information included in this document are the responsibility of, the applicable issuer of such securities. Netcapital has not taken any steps to verify the adequacy, accuracy or completeness of any information. Neither Netcapital nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind whatsoever related to the adequacy, accuracy or completeness of any information in this document or the use of information in this document.

All Regulation CF offerings are conducted through Netcapital Funding Portal Inc. ("Portal"), an affiliate of Netcapital, and a FINRA/SEC registered funding-portal. For inquiries related to Regulation CF securities activity, contact Netcapital Funding Portal Inc.:

Paul Riss
paul@netcapital.com

Netcapital and Portal do not make investment recommendations and no communication, through this website or in any other medium, should be construed as a recommendation for any security offered on or off this investment platform. Equity crowdfunding investments in private placements, Regulation A, D and CF offerings, and start-up investments in particular are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. Companies seeking startup investments through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in the public marketplace. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations. Additionally, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns. In the most sensible investment strategy for start-up investing, start-ups should only be part of your overall investment portfolio. Further, the start-up portion of your portfolio may include a balanced portfolio of different start-ups. Investments in startups are highly illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The Company

  What is the name of the issuer?
  VolAero UAV & Drones Holdings Corp.

Eligibility

  The following are true for VolAero UAV & Drones Holdings Corp.:
    Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
    Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
    Not an investment company registered or required to be registered under the Investment Company Act of 1940.
    Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding. (For more information about these disqualifications, see Question 30 of this Question and Answer format).
    Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
    Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.
  Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?
  No.

Directors of the Company

  Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer. List all positions and offices with the issuer held and the period of time in which the director served in the position or office. List the employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Charles Zwebner

  Dates of Board Service
  05/2016 - Current
  Principal Occupation
  CEO and President
  Positions with VolAero UAV & Drones Holdings Corp.

  Director

  Dates of Service
  05/2016 - Current
  Business Experience

  Volaero UAV & Drones Holding Corp

  Principal Business
  Technology
  Title
  President
  Dates of Service
  05/2016 - Current
  Responsibilities

  Oversee all operations

  Cipher Alliance Corp

  Principal Business
  Communications
  Title
  President & CEO
  Dates of Service
  05/2014 - Current
  Responsibilities

  oversee all operations

Officers of the Company

  Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer. List any prior positions and offices with the issuer and the period of time in which the officer served in the position or office. List any other employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Charles Zwebner

  Positions with VolAero UAV & Drones Holdings Corp.

  President & CEO

  Dates of Service
  05/2016 - Current
  Responsibilities

  Oversea all operations

  Business Experience

  Volaero UAV & Drones Holding Corp

  Principal Business
  Technology
  Title
  President
  Dates of Service
  05/2016 - Current
  Responsibilities

  Oversee all operations

  Cipher Alliance Corp

  Principal Business
  Communications
  Title
  President & CEO
  Dates of Service
  05/2014 - Current
  Responsibilities

  oversee all operations

Principal Security Holders

  Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being “beneficially owned.” You should include an explanation of these circumstances in a footnote to the “Number of and Class of Securities Now Held.” To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

  charles zwebner

  Securities
  3,250,000
  Class
  class A, common stock
  Voting Power
  65.0%

Business and Anticipated Business Plan

  Describe in detail the business of the issuer and the anticipated business plan of the issuer.

  We integrate cutting edge drone, imagery, and data processing technologies and provide our clients with more data, greater accuracy, sooner, safer, and with “actionable analytics.” We save our clients time, money and resources, and empower them to better manage their affairs and compete in an increasing competitive environment.

  For additional information, please see attached BusinessPlan.pdf

Risk Factors

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

  Material factors that make an investment in VolAero UAV & Drones Holdings Corp. speculative or risky:

    An investment in the Common Stock involves a high degree of risk and should be considered only by persons who can afford to lose their entire investment and who have no need for liquidity in their investment. You should consider the risk factors described below, together with all of the other information in this Offering, before you decide to invest in the Common Stock. The risk factors described below are not intended to be an exhaustive list of the general or specific risks involved, but to identify certain risks that we currently foresee. Additional risks and uncertainties that are not yet identified or that we currently consider to be immaterial may also materially adversely affect our business and financial condition in the future. Any of the risks described in this Offering could materially adversely affect us and could result in a complete loss of an investment in the Common Stock. To the extent that any of the information contained in this Offering constitutes forward looking statements, the risk factors set forth below are cautionary statements identifying important factors that could cause the actual results of the Company for various financial reporting periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company.

    We have limited operating history, which makes it difficult to evaluate our prospects.

    We are a newly formed business company entering into this new business. Because of this limited operating history, we have limited insight into trends that may emerge in our market and affect our business. The revenue and income potential of our business are unproven. As a result of this limited operating history, we have limited financial data that you can use to evaluate our business. You must consider our prospects in light of the risks, expenses and challenges we might encounter because we are at an early stage of development in a rapidly evolving market.

    We cannot predict our success.

    We believe that the rapidly changing market in which we operate makes it impossible to predict the extent of our overall success. We may not be able to achieve favorable operating results or profitability or generate sufficient cash flow to support our business internally and to make distributions to the shareholders.

    Product development is a long, expensive and uncertain process.

    The development of both UAV software and hardware is a costly, complex and time-consuming process, and investments in product development often involve a long wait until a return, if any, can be achieved on such investment. We might face difficulties or delays in the development process that will result in our inability to timely offer products that satisfy the market, which might allow competing products to emerge during the development and certification process. We anticipate making investments in research and development relating to our products and services, but such investments are inherently speculative and require substantial capital expenditures. Any unforeseen technical obstacles and challenges that we encounter in the research and development process could result in delays in or the abandonment of product commercialization, may substantially increase development costs, and may negatively affect our results of operations.

    Successful technical development of our products does not guarantee successful commercialization.

    We may fail to achieve commercial success for a number of reasons, including, among others, the following:

    • failure to obtain the required regulatory approvals for their use; • prohibitive production costs; • competing products; • lack of product innovation; • unsuccessful distribution and marketing through our sales channels; • insufficient cooperation from our supply and distribution partners; and • product development that does not align with or meet customer needs.

    Our success in the market for the products and services we develop will depend largely on our ability to properly demonstrate their capabilities. Upon demonstration, our platform of systems may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a competitor, or may not feel there is a significant need for the products we develop. As a result, significant revenue from our current and new product investments may not be achieved for a number of years, if at all.

    If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

    Our intellectual property and proprietary rights are important to our ability to remain competitive and successful in the development of our products and our business. Patent protection can be limited and not all intellectual property can be patented. We expect to rely on a combination of patent, trademark, copyright, and trade secret laws as well as confidentiality agreements and procedures, non-competition agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors.

    Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and products, which could result in decreased revenues. Litigation may be necessary to enforce our intellectual property rights, which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

    Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit. We do not believe that our technologies infringe on the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether. We may incur substantial product liability claims relating to our products. As a manufacturer of UAV products, and with aircraft and aviation sector companies under increased scrutiny, claims could be brought against us if use or misuse of one of our UAV products causes, or merely appears to have caused, personal injury or death. In addition, defects in our products may lead to other potential life, health and property risks. Any claims against us, regardless of their merit, could severely harm our financial condition, strain our management and other resources. We are unable to predict if we will be able to obtain or maintain product liability insurance for any products that may be approved for marketing. Our financial condition and results of operations will significantly rely on management.

    The shareholders of the Company will have limited control over or influence in the management of the Company, which will be under the substantial control of the management of the Company. Successful operations and investments of our business will be dependent in major part upon the operating and management skills of our management. The loss of the services of our President and Chief Executive Officer, Charles J. Zwebner, or any other person of our management team, would have a material adverse impact on our ability to realize our objectives, which may adversely affect the Company’s financial condition and results of operations.

    We may not be able to raise capital as needed to maintain our operations.

    We may need to raise additional funds to support all of our strategies. Additional financing may not be available to us on favorable terms, if at all. If we cannot raise needed funds on acceptable terms, the Company may not be able to develop its business, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could seriously harm its business, financial condition and results of operations. We may also require additional capital for general working capital purposes. If we cannot raise needed funds on acceptable terms, we may not be able to develop our business, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could seriously harm our business, financial condition and results of operations.

    In addition, our actual funding requirements may be greater than anticipated if certain assumptions turn out to be incorrect. Therefore, you should consider our estimates in light of the following facts:

     the estimated funding requirements may not reflect sufficient contingency amounts and may increase, perhaps substantially, if the Company is unable to generate revenues in the amount and within the time frame expected or if the Company has unexpected cost increases; and

     the Company faces many challenges and risks.

    The assumptions made in the Business Plan and Presentation Deck are subject to numerous risks and uncertainties and are inherently speculative and subject to change.

    Any financial projections of our future operations presented in a format are prepared by management for internal budgeting purposes. Management has made various assumptions upon which these projections are based. These assumptions, and the projections themselves, are considered by management to be reasonable, but future events and operating results are not subject to accurate projections. The objective of the financial projections is to provide management’s estimates of future financial results assuming one or more hypothetical or stipulated events occur. Accordingly, prospective investors should be aware that these projections and the underlying assumptions constitute “forward-looking statements” and are subject to all of the caveats set forth under the caption “A Note About Forward Looking Statements.” NO REPRESENTATION OR WARRANTY IS TO BE INFERRED FROM THESE PROJECTIONS. INVESTORS ARE THEREFORE URGED TO CONSULT WITH THEIR OWN ADVISORS (WHOSE VIEWS MAY DIFFER FROM THOSE DESCRIBED IN OUR PROJECTIONS) WITH RESPECT TO OUR ASSUMPTIONS AND OUR RESULTANT PROJECTIONS.

    The Company faces significant competition.

    We may not be able to successfully compete in our market, which could result in a failure to implement our business strategy, adversely affecting our ability to attract potential customers. Significant price competition would reduce the returns realized by the shareholders’ investments. Many of our competitors have greater financial resources to devote to marketing their properties and may be able to respond more quickly to changes in buyers’ requirements. There can be no assurance that we will be able to compete successfully in this environment. If we do not adapt to effectively compete in such a highly competitive environment, such competitive factors could have an adverse effect on our business which, as a result, may adversely affect our financial condition or results of operations.

    Changes in general economic and business conditions, internationally, nationally and in the markets in which we operate, could have an adverse effect on our business, financial condition or results of operations.

    Our operating results may be subject to factors which are outside of our control, including changes in general economic and business conditions, internationally, nationally and in the markets in which we operate. Such factors could have a material adverse effect on our business, financial condition or results of operations.

    In addition, disruptions in the credit and financial markets, declines in consumer confidence, increases in unemployment, declines in economic growth and uncertainty about corporate earnings could have a significant negative impact on the U.S. and global financial and credit markets and the overall economy. Such events could have an adverse impact on financial institutions resulting in limited access to capital and credit for many companies. Furthermore, economic uncertainties make it very difficult to accurately forecast and plan future business activities. Changes in economic conditions, changes in financial markets, deterioration in the capital markets or other factors could have an adverse effect on the financial position, revenues, results of operations and cash flows of the Company.

    Rapid technological changes may adversely affect the market acceptance of our products and could adversely affect our business, financial condition and results of operations.

    The market in which we compete is subject to technological changes, introduction of new products, change in customer demands and evolving industry standards. Our future success will depend upon our ability to keep pace with technological developments and to timely address the increasingly sophisticated needs of our customers by supporting existing and new technologies and by developing and introducing enhancements to our current products and new products. We may not be successful in developing and marketing enhancements to our products that will respond to technological change, evolving industry standards or customer requirements. In addition, we may experience difficulties internally or in conjunction with key vendors and partners that could delay or prevent the successful development, introduction and sale of such enhancements and such enhancements may not adequately meet the requirements of the market and may not achieve any significant degree of market acceptance. If release dates of our new products or enhancements are delayed or, if when released, they fail to achieve market acceptance, our business, operating results and financial condition may be adversely affected.

    Our products are subject to regulations of the Federal Aviation Administration (the “FAA”).

    On June 21, 2016, the FAA announced it has finalized the first operational rules for routine commercial use of small UAS, known as (part 107) which for purposes of the regulations are unmanned aircraft weighing less than 55 pounds that are conducting non-hobbyist operations. These rules went into effect during August 2016 following the FAA announcement.

    Our future results may be affected by various legal and regulatory proceedings and legal compliance risks, including those involving product liability, antitrust, intellectual property, environmental, regulations of the FAA, the U.S. Foreign Corrupt Practices Act and other anti-bribery, anti-corruption, or other matters.

    The outcome of these legal proceedings may differ from our expectations because the outcomes of litigation, including regulatory matters, are often difficult to reliably predict. Various factors or developments can lead us to change current estimates of liabilities and related insurance receivables where applicable, or make such estimates for matters previously not susceptible of reasonable estimates, such as a significant judicial ruling or judgment, a significant settlement, significant regulatory developments or changes in applicable law. A future adverse ruling, settlement or unfavorable development could result in future charges that could have a material adverse effect on our results of operations or cash flows in any particular period.

    There is no public market for our Common Stock.

    We cannot assure you that a public market for our securities will develop. We have not registered the sale of the Common Stock under the Securities Act or any state securities laws. The Common Stock is highly illiquid, have no current or anticipated future public market and are not transferable except in accordance with the Securities Act. You may be required to retain the investment in our securities indefinitely. Each Purchaser of the Common Stock is required to represent that the Common Stock are being acquired for their own account, for investment purposes only, and not with a view to resale. Consequently, the Common Stock may not be resold or otherwise transferred unless they are subsequently registered under applicable securities laws or an exemption therefrom is available. In view of these and other limitations to the transfer of the Common Stock as described herein, the Common Stock should be considered an illiquid investment which may need to be held indefinitely.

    The use of proceeds of this Offering may be altered.

    We expect to use the net proceeds of the Offering for the purposes described herein. From time-to-time, the Company will evaluate the use of its cash to determine whether the current application should be changed. As a result, the use of such funds may be materially changed. The Company will have significant discretion in applying the net proceeds of this Offering. The failure of the Company to apply such funds effectively could have a material adverse effect on our business, prospects, financial condition and results of operations.

The Offering

VolAero UAV & Drones Holdings Corp. (“Company”) is offering securities under Regulation CF, through NetCapital Funding Portal Inc. (“Portal”). Portal is a FINRA/SEC registered funding portal and will receive cash compensation equal to 4.9% of the value of the securities sold through Regulation CF. Investments made under Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest.

The Company plans to raise between $10,000 and $500,000 through an offering under Regulation CF. In the event the Company fails to reach their offering target of $10,000, any investments made under offering will be cancelled and the investment funds will be returned to the investor.

  What is the purpose of this offering?

  To provide working capital for the company for further equipment purchases and to sustain operations until the company is break even and becomes profitable.

  How does the issuer intend to use the proceeds of this offering?
	If Target Offering Amount Sold	If Maximum Amount Sold
Total Proceeds	$10,000	$500,000
Less: Offering Expenses	$490	$24,500
Net Proceeds	$9,510	$475,500
Working Capital	$9,510	$425,500
Equipment / Machinery	$0	$50,000
Total Use of Net Proceeds	$9,510	$475,500
  How will the issuer complete the transaction and deliver securities to the investors?
  In entering into an agreement on the Netcapital Funding Portal to purchase securities, both investors and VolAero UAV & Drones Holdings Corp. must agree that a transfer agent, which keeps the records of all of our outstanding shares of class A, common stock stock, will issue digital securities in the investor’s name (a paper stock certificate will not be printed). Similar to other online investment accounts, the transfer agent will give investors access to a web site to see the number of shares that they own in our company. These securities will be issued to investors after the deadline date for investing has passed, as long as the targeted offering amount has been reached. The transfer agent will record the issuance when we have received the purchase proceeds from the escrow agent who is holding your investment commitment.
  How can an investor cancel an investment commitment?
  You may cancel an investment commitment for any reason until 48 hours prior to the deadline identified in the offering by logging in to your account with Netcapital, browsing to the Investments screen, and click to cancel your investment commitment. Netcapital will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment. If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be cancelled and the committed funds will be returned.

Ownership and Capital Structure

The Offering

  Describe the terms of the securities being offered.
  We are issuing shares of class A, common stock stock at an offering price of $1.00 per share.
  Do the securities offered have voting rights?
  The shares of class A, common stock stock are being issued with voting rights. However, so that the crowdfunding community has the opportunity to act together and cast a vote as a group when a voting matter comes before the shareholders, a custodian will cast your vote for you. Please refer to the custodian agreement that you sign before your purchase is complete.
  Are there any limitations on any voting or other rights identified above?
  You are giving your voting rights to the custodian, who will vote the shares on behalf of all shareholders who purchased shares on the Netcapital crowdfunding portal.
  How may the terms of the securities being offered be modified?
  We may choose to modify the terms of the securities before the offering is completed. However, if the terms are modified, and we deem it to be a material change, we need to contact you and you will be given the opportunity to reconfirm your investment. Your reconfirmation must be completed within five business days of receipt of the notice of a material change, and if you do not reconfirm, your investment will be canceled and your money will be returned to you.

Restrictions on Transfer of the Securities Offered

The securities being offered may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued, unless such securities are transferred:

  to the issuer;
  to an accredited investor;
  as part of an offering registered with the U.S. Securities and Exchange Commission; or
  to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.
  The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.
  The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Description of Issuer’s Securities

  What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

  Securities

Class of Security	Amount Authorized	Amount Outstanding	Voting Rights	Other Rights
class A, common stock	10,000,000	5,000,000	Yes

  Options, Warrants and Other Rights

Type	Description	Reserved Securities
  How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

  The company has no convertible debt, options, warrants or other rights outstanding that would impact, dilute, limit or qualify the rights of the security being offered.

  Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?
  No.
  How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?
  As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

  The valuation is based on the current composition of the team, the technology currently built, and the market value of competitors

  What are the risks to purchasers of the securities relating to minority ownership in the issuer?

  As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  What are the risks to purchasers associated with corporate actions including:
    additional issuances of securities,
    issuer repurchases of securities,
    a sale of the issuer or of assets of the issuer or
    transactions with related parties?

  The issuance of additional shares of our common stock will dilute the ownership of the crowdfunding investors. As a result, if we achieve profitable operations in the future, our net income per share will be reduced because of dilution, and the market price of our common stock, if there is a market price, could decline as a result of the additional issuances of securities. If we repurchase securities, so that the above risk is mitigated, and there are fewer shares of common stock outstanding, we may not have enough cash available for marketing expenses, growth, or operating expenses to reach our goals. If we do not have enough cash to operate and grow, we anticipate the market price of our common stock would decline. A sale of our company or of the assets of our company may result in an entire loss of your investment. We cannot predict the market value of our company or our assets, and the proceeds of a sale may not be cash, but instead, unmarketable securities, or an assumption of liabilities. Our company currently has negative net worth (our liabilities exceed our assets) and it is unlikely that in the near term, a sale would result in a premium that is significant enough over book value to generate a return to our investors. We may need to renegotiate our related-party debt if our related-party lender demands that we begin making principal or interest payments. Any renegotiation may be on less favorable terms or may require that we refinance the related-party debt. We may need to raise additional funds through debt issuances or the sale of equity to pay the related-party debt. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. If we are unable to obtain financing on reasonable terms, or, if our related-party lender do not continue to cooperate with us, we could be forced to discontinue our operations.

  Describe the material terms of any indebtedness of the issuer:
  Creditor(s)
  TD Bank
  Amount Outstanding
  $230,000
  Interest Rate
  2.0%
  Maturity Date
  December 31, 2018
  Other Material Terms

  Creditor(s)
  Charles Zwebner
  Amount Outstanding
  $121,072
  Interest Rate
  0.0%
  Maturity Date

  Other Material Terms

  Related-party debt, which is payable on demand.

  What other exempt offerings has VolAero UAV & Drones Holdings Corp. conducted within the past three years?
  None.
  Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:
    any director or officer of the issuer;
    any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;
    if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or
    any immediate family member of any of the foregoing persons.
  No.

Financial Condition of the Issuer

  Does the issuer have an operating history?
  Yes.
  Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

  The company has established its base of operations and started executing on a sales and marketing plan. The sales cycle is slow, because it takes time to present to potential clients and obtain service contracts for drone operation jobs. But revenues have started and are increasing progressively over time. The finances of the company have been provided to date by shareholder equity and loans and will continue on a limited basis until such time that the proposed herein financing is in place.

  Services revenue for the period May 19, 2016 (inception) to December 31, 2016 totaled $2,250.

  Operating expenses for the period May 19, 2016 (inception) to December 31, 2016 totaled $296,023. The bulk of the operating expenses were for personnel-related costs. $109,888 for wages, $29,955 for employee benefits and $66,333 for professional fees.

  In fiscal 2017 our expenses average approximately $30,000 a month for operations and $10,000 per month in marketing expenditures, for a total of approximately $40,000 per month in expenses. We have recorded sales to about 40 customers, as of June 27, 2017. We believe that our revenues year to date as of June 27, 2017 are approximately $50,000.

Financial Information

  Include the financial information specified by regulation, covering the two most recently completed fiscal years or the period(s) since inception if shorter.
  See attachments:
  Income Statement
  IncomeStatement.pdf
  Balance Sheet
  BalanceSheet.pdf
  Cash Flow Statement
  CashFlowStatement.pdf
  Change in Equity Statement
  ChangeinEquityStatement.pdf
  CPA Review Report
  CPAReviewReport.pdf
  With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated in the same form as described in Question 6 of this Question and Answer format, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:
    Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:
      in connection with the purchase or sale of any security?
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:
      in connection with the purchase or sale of any security?;
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:
      at the time of the filing of this offering statement bars the person from:
        association with an entity regulated by such commission, authority, agency or officer?
        engaging in the business of securities, insurance or banking?
        engaging in savings association or credit union activities?
      constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement?
    Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:
      suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal?
      places limitations on the activities, functions or operations of such person?
      bars such person from being associated with any entity or from participating in the offering of any penny stock?

    If Yes to any of the above, explain:

    Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:
      any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
      Section 5 of the Securities Act?
    Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
    Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?
    Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?
  VolAero UAV & Drones Holdings Corp. answers 'NO' to all of the above questions.

Other Material Information

  In addition to the information expressly required to be included in this Form, include: any other material information presented to investors; and such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

  Video 1 Transcript: 0:06 most people see drones as a tool to take 0:09 nice pictures and fancy videos from the 0:11 sky we see them as flying robots that 0:14 help us get a better perspective of our 0:16 environment what we do at Solero is 0:19 provide consulting engineering piloting 0:22 imaging and data analytics for our 0:24 customers we provide end-to-end 0:26 solutions using cutting-edge pro 0:28 technologies although we need the right 0:32 drone for the job the drone is just a 0:34 tool to collect the information drones 0:37 have an enormous capacity to quickly and 0:39 efficiently capture data but what is 0:42 critical is how we analyze it we 0:45 understand that our clients know their 0:48 business better than we do what we do is 0:50 sit with us to understand their needs 0:52 and how we can address them with drills 0:54 how can we lower their cost how can we 0:57 increase our safety and most of all how 0:59 can we deliver information to them that 1:02 helps them make decisions better faster 1:04 and with more accuracy whether it is 1:09 taking beautiful images and videos of 1:11 real estate or inspecting buildings 1:13 bridges or mapping a golf course 1:15 lael provides experts that understand 1:17 our client’s challenges and provides the 1:20 best solutions with the correct drone 1:22 software analysis tools and a delivery 1:25 of understandable information the 1:28 versatility provided by drone technology 1:31 allows us to go places we could never 1:33 get to before with a precision not 1:35 possible by man or traditional aircraft 1:38 not only does this keep us safer by 1:40 using robots in dangerous situations 1:42 instead of manual labor but it also uses 1:45 a medium that is significantly less 1:47 costly than helicopters and airplanes 1:50 combining this technology with Valero 1:52 expertise and safety standards allows us 1:55 to provide our clients with lower cost 1:57 solutions and safer execution 2:01 [Music] 2:03 drones are now part of our national 2:06 airspace understanding how to coexist 2:08 with manned aircraft is critical to 2:10 operating safely as the skies become 2:12 more crowded safety is a priority 2:14 importance in our company the key 2:17 competency of Valero educational 2:20 training programs both internal and 2:22 external 2:23 this new industry needs standardized 2:26 practices there is an immense knowledge 2:28 best practices emergency procedures and 2:31 continuous improvement of technology 2:33 that needs to be constantly embraced and 2:36 implemented our involvement in the wider 2:40 community will help create a safer 2:42 airspace as drones continue to be 2:44 commercially deployed in the United 2:46 States and worldwide our clients have 2:51 Bolero 2:52 as their one source of drone services 2:54 including professional piloting 2:56 consulting training with full service 2:59 and support whether it’s assisting our 3:04 clients with developing their own 3:05 internal drone and piloting program for 3:08 offering our services in real estate 3:10 imagery construction and utility 3:12 inspections 3d mapping and surveying or 3:15 agriculture analysis we deliver results 3:17 faster better and at a lower cost so our 3:21 clients can make the best decisions for 3:23 their unique business challenges

  Video 2 Transcript: (no voiceover)

  Video 3 Transcript: 0:06 drones can cover large areas in a 0:09 relatively short time by shooting 0:10 high-resolution videos and still 0:12 pictures they can access hard-to-reach 0:15 and dangerous areas from a remote and 0:17 safe location by using different types 0:25 of payloads such as a thermal or zoom 0:27 camera you’re able to identify a 0:29 wildlife over land and water assist in 0:32 roadkill surveys monitor evolution of 0:35 seagrass beds or measure canopy coverage 0:37 surveys inspections and monitoring 0:40 operations can be easily produced with 0:42 repetitive time sequence 0:51 3d mapping one of the most powerful uses 0:55 of drones after Kagura and videography 0:57 is 3d mapping with the GPS installed on 1:01 the drones you can program the 1:03 autonomous missions in order to obtain a 1:05 precise aerial capture of a man-made 1:07 structure or a natural area all pictures 1:11 taken with a drone include the GPS 1:14 localization in the metadata which 1:16 allows to create very accurate 2d and 3d 1:18 models the output can be used with a 1:22 wide range of professional solutions 1:24 such as gif design and architectural 1:27 software 1:29 [Music] 1:32 measurements and survey 1:34 drunky provide updated accurate 1:37 on-demand 1:38 2d and 3d map usually takes several days 1:42 using the traditional method can now be 1:44 completed in a matter of hours distant 1:48 surface and volumetric measurements can 1:51 be done very quickly on a repetitive 1:52 time sequence and with very high 1:55 precision depending on the project 1:56 requirements 2:05 precision agriculture one of the biggest 2:09 projected sectors is in agriculture with 2:12 the mass produce of the drum we can 2:14 apply complex algorithms by using 2:17 infrared cameras we are able to collect 2:19 more reflected light from the vegetation 2:21 and use NDVI index to analyze the 2:25 vegetation health and stress our clients 2:28 can then take early action and 2:29 anticipate future problems 2:41 Gulf managers the same mapping and 2:44 infrared technology can be applied to 2:46 golf course management we can extract 2:49 useful information such as zoning and 2:51 measurements 3d models or turf health 2:54 monitoring 2:59 [Music] 3:08 wildlife monitoring we are able to 3:12 identify these and a pair of the 3:14 specific behaviors without being too 3:16 close to them 3:17 sharks feeding around the fish made 3:19 dolphins made 3:24 Manitou seemed raised birds and many 3:28 other species can be observed and 3:30 analyzed without disturbing the animals 3:32 habitat 3:34 [Music] 3:37 you

  Video 4 Transcript: 0:00 [Music] 0:05 we’re outside the Bank of America 0:08 building we’re going to be doing an 0:11 inspection of the building we’re going 0:12 to be doing an inspection or Windows or 0:15 class and the rule things to check for 0:18 any anomaly that like the other four 0:28 swap and what a sense of the alteration 0:30 and then you can go on to the thermal 0:34 protection from different attitudes and 0:38 fingers 0:40 [Music] 0:45 hi I’m barb Burnie I’m a master 0:48 stenographer I’ve been serving South 0:50 Florida for three decades this type of 0:53 inspection protocol doesn’t exist and we 0:56 are blazing this new ground right now 0:58 the drones provide the aerial view which 1:01 provides data that allows us to identify 1:03 the hot spots quickly therefore denoting 1:06 the good roofing from the apparent wet 1:09 roofing then this blog refer goes to the 1:12 areas and takes thermal images and 1:14 photos and performs a moisture test and 1:16 if positive they are marked and numbered 1:18 on the roof so they can be easily found 1:21 this was taken after the Sun had set and 1:24 the surface of the roof had cooled down 1:26 underneath the roof water still remains 1:29 hot it’s not cooling off at the same 1:31 rate so we’re able to see it in Florida 1:33 the building codes dictate that if the 1:37 roof is 25 % or more affected by moisture 1:42 you are not able to get a permit to 1:46 repair the roof you must replace the 1:48 roof this is probably about a four 1:50 hundred thousand dollar plus roof the 1:53 repairs may be twenty thousand dollars 1:55 so there’s a huge difference in the 1:58 savings this is a video of a Bank of 2:03 America building and we’re scanning the 2:05 windows with a drawing of the thermal 2:07 camera these shadows indicate the void 2:11 area on the bottom of the windows 2:14 therefore if the windows releasing we 2:17 would see anomalies in their thermal 2:19 anomalies and be able to locate the 2:21 leaks before they became major issues 2:23 I’ve owned Bruning infrared and for 30 2:27 years we’ve been doing these type of 2:30 inspections in the past we had to do 2:32 them with ladders that we have to 2:34 separate crews doing this type of 2:36 inspection and the other type doing roof 2:38 inspections of making things very 2:41 complicated and expensive for us and 2:43 bringing up the cost of the product of 2:46 this type of integration works for us 2:51 and our clients 2:53 more data less money 2:56 [Music] 3:17 [Music]

  Video 5 Transcript: 0:00 [Music] 0:06 you 0:07 [Music] 0:26 we have over here a thousand acre 0:28 wetlands and forestry that we’re going 0:31 to be doing an aerial survey we’re going 0:34 to be creating a mapping of this 0:36 particular thousand acres and a 2d 0:39 terrain map and also provide sectional 0:42 zoom capabilities that our client can go 0:45 into the into the map and inspect 0:48 sections of the wetland we’re at the 0:52 Loxahatchee mitigation Bay and Boca 0:55 ratone for about the scenario survey and 0:59 I believe 20 0 feet for just the 1:03 vegetation survived 1:05 Heather’s deer all kinds of birds 1:09 migratory and then our Gators here in 1:15 this way they can get more data and they 1:19 can avoid having to actually go manually 1:21 into the wetlands that you’ve been doing 1:23 for a long time and doing inspections 1:25 all over which can also create some 1:27 safety concerns I am now I’m sweating 1:33 the battery continue the mission and 1:37 come out to operations like this is very 1:39 important to scout the area before to 1:42 really realize where you’re going to do 1:44 your flight planning from and have a 1:45 look at any other things that you’re in 1:46 the neighborhood which may be obstacles 1:48 now we have over here the property 1:50 surrounded by power lines you can look 1:52 around the hydro power lines and we’re 1:55 going to take some safety measures to 1:57 fly the entire terrain but at a distance 2:01 from the power lines that we don’t get 2:02 any interruption we don’t get any lost 2:04 signals so that’s interesting we had a 2:06 compass arrow due to those guys and 2:11 there is the way to do it problem so 2:15 let’s listen seems okay way phone GPS 2:19 control camera check settings safety 2:23 check all check past 2:26 good to go 2:35 it’s really just a time frame difference 2:39 I don’t have to walk a thousand acres 2:41 possibly if they could get you needed 2:44 you could do with round verification and 2:46 and then go back and like we said soon 2:48 as it regards to the maps that could be 2:50 a possibility but we would have to walk 2:51 if we already verified an area that 2:54 actually looks to have the plant 2:57 material that we don’t want 3:00 [Music]

  The following documents are being submitted as part of this offering:

  Governance

  Certificate of Incorporation
  CertificateofIncorporation.pdf
  Corporate Bylaws
  CorporateBylaws.pdf
  Opportunity

  Offering Page
  OfferingPage.png
  Pitch Deck
  PitchDeck.pdf

Ongoing Reporting

  The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its web site, no later than 120 days after the end of each fiscal year covered by the report:

  Once posted, the annual report may be found on the issuer’s web site at: www.volaerodrones.com

  The issuer must continue to comply with the ongoing reporting requirements until:

    the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
    the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
    the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
    the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or
    the issuer liquidates or dissolves its business in accordance with state law.